EXHIBIT 10.2
COMMON STOCK PURCHASE AGREEMENT

THIS COMMON STOCK PURCHASE AGREEMENT (the “Agreement”) is entered into as of August 21, 2009 (the “Effective Date”) by and among Vivakor, Inc., a Nevada corporation (the “Seller” or “Company”), and IME Capital, LLC (the “Investor”).

WHEREAS, the Seller desires to sell to the Investor, and the Investor desires to purchase from Seller, all of the Shares, upon the terms and conditions set forth in this Agreement;

NOW THEREFORE, in consideration of the mutual promises, covenants and conditions hereinafter set forth, the parties hereto agree as follows:

1. DEFINITIONS.

1.1 Certain Defined Terms. As used in this Agreement, the following terms shall have the following respective meanings:

 “Common Stock” shall mean, collectively, the Company’s Common Stock, which is the Company’s only voting capital stock.

“Material Adverse Effect” shall mean a material adverse effect on the financial condition, business, assets or operations of the Company and its subsidiaries, taken as a whole; provided, however, that no effects resulting from the announcement of the execution of this Agreement, the consummation of the investment by Investor contemplated by this Agreement, or the pendency of such investment by Investor shall be deemed to be or constitute a Material Adverse Effect or be taken into account when determining whether a Material Adverse Effect has occurred or exists.

2. AGREEMENT TO PURCHASE AND SELL STOCK

2.1. Agreement to Purchase. Subject to the terms and conditions hereof (including, without limitation 6.1 below), on the date of the Closing, the Seller will sell to the Investor, and Investor shall purchase from the Seller, an aggregate of 3,185,000 shares of Common Stock (the “Shares”) of the Company for a purchase price of $0.23 per share, resulting in an aggregate purchase price of  seven hundred thirty two thousand five hundred fifty dollars U.S. ($732,550.00 USD). The purchase price for the Shares shall be paid by wire transfer of funds to a designated account of the Seller.  The purchase price shall be paid within three days of the execution of this Agreement; provided, however, the Investor may, in lieu thereof, deliver a promissory note (the “Note”) in the principal amount of the purchase price in the form attached hereto as “Exhibit A”. Upon payment of the purchase price or payment of the Note, the Shares shall be freely tradable and registered under the Act, pursuant to Section 4.7 below.

3. CLOSING; DELIVERY.

3.1. The Closing. The purchase and sale of the Shares hereunder shall take place remotely via the exchange of documents and signature pages at 10:00 a.m., Pacific time, on the date that is two (2) business days following the satisfaction of all of the conditions set forth in Sections 7 and 8 hereof, or at such other time and place as the Seller and Investor may mutually agree upon (the “Closing”); provided, however, if the Investor elects to pay pursuant to the terms of the Note, each payment of the principal amount shall be considered a “Closing.” A Closing with respect to any Shares shall occur only upon receipt of the purchase price for such Shares.

(a) As total consideration for the purchase and sale of the Shares, pursuant to this Agreement and upon receipt of freely tradable shares, the Investor shall pay to the Company seven hundred thirty two thousand five hundred fifty dollars U.S. ($732,550.00 USD). Such total consideration shall be referred to in this Agreement as the "Purchase Price."

3.2. Delivery. Upon each Closing, the Seller will deliver to the Investor a certificate representing the Shares purchased by the Investor hereunder validly issued, fully paid for and non-assessable.

4. REPRESENTATIONS AND WARRANTIES REGARDING THE COMPANY. The Company hereby represents and warrants to each Investor, except as disclosed in the Schedule of Exceptions (“Schedule of Exceptions”) attached to this Agreement as “Exhibit B” (which disclosures shall be deemed to apply to all representations or warranties to the extent the applicability of the disclosure is reasonably apparent on its face), as of the Effective Date and as of the Closing, as follows:

4.1. Organization, Good Standing and Qualification of the Company. The Company and any subsidiary of the Company is duly organized, validly existing and, when such concept is applicable, in good standing under the laws of the state of Nevada and has all requisite corporate power and authority to own its properties and assets and to carry on its business as now conducted and as presently proposed to be conducted except, in the case of any subsidiary of the Company, where the failure to be so organized, existing and in good standing or to have such corporate power and authority, would not have or result in, individually or in the aggregate, a Material Adverse Effect. The Company has the corporate power and authority to enter into this Agreement and perform its obligations hereunder and thereunder. The Company and each of its subsidiaries is qualified to do business as a foreign corporation in each jurisdiction where failure to be so qualified would have or result in, individually or in the aggregate, a Material Adverse Effect.

4.2. Capitalization.

(a) As of the Effective Date, the authorized capital stock of the Company consists of the following:

(i) Common Stock. A total of 242,500,000 authorized shares of Class A Common Stock ($0.001 par value per share) of which 50,660,660 shares are issued and outstanding.

(ii) Preferred Stock. A total of 10,000,000 authorized shares of Preferred Stock ($0.001 par value per share), none of which is designated as to series, issued or outstanding.

(b) Options, Warrants, Reserved Shares. As of the Effective Date, 7,500,000 shares of Common Stock have been reserved for issuance under the 2008 Stock Incentive Plan, of which 420,000 options are outstanding, plus, an additional 6,000,000 options outside of the 2008 Stock Incentive Plan are outstanding.

(c) Status of Capital Stock. All of the outstanding shares of the capital stock of the Company are duly authorized, validly issued, fully paid and non-assessable, and free and clear of all liens, claims and encumbrances, other than liens, claims and encumbrances created or imposed by or through the holder of the securities.

4.3. Subsidiaries. Each subsidiary of the Company is majority-owned, directly or indirectly, by the Company. The shares of each subsidiary owned by the Company are duly authorized, validly issued, fully paid and non-assessable, and are free and clear of all liens, claims and encumbrances.

4.4. Due Authorization. All corporate action on the part of the Company necessary for the authorization, execution and delivery of, and the performance of all obligations of the Company under this Agreement, and necessary for the consummation of the transactions contemplated hereby and thereby has been taken or will be taken prior to the Closing. The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby and thereby will not conflict with or constitute or result in, with or without the passage of time or the giving of notice or both, a violation, breach or default by the Company of (i) any order of any government authority binding upon the Company or (ii) the Amended and Restated Certificate of Incorporation of the Company as in effect on the date of this Agreement  or bylaws of the Company. This Agreement, when executed, shall constitute the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium, reorganization and similar laws affecting creditors’ rights generally and to general equitable principles, and, with regard to the indemnification provisions contained therein, to the extent such indemnification provisions may be limited by applicable federal and state securities laws and principles of public policy.

4.5. Valid Issuance of Stock.

(a) The Shares are duly and validly issued, fully paid and non assessable and free of all liens, claims and encumbrances (other than any such matters created or imposed by or through the Investor).

(b) The outstanding shares of the capital stock of the Company are duly and validly issued, fully paid and non assessable, and such shares of such capital stock, and all outstanding stock, options and other securities of the Company have been issued in full compliance with the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the “Act”), and the registration and qualification requirements of all applicable state securities laws, or in compliance with applicable exemptions therefrom, and all other provisions of applicable federal and state securities laws, including, without limitation, anti-fraud provisions.

4.6. Government and Third Party Consents. Except for filings required under the 1933 Act and any consent, waiver, approval, order, permit, authorization, declaration, notification, filing, designation, qualification or registration which, if not obtained or made, would not have or result in, individually or in the aggregate, a Material Adverse Effect, no consent, waiver, approval, order, permit, authorization, declaration, notification, filing, designation, qualification or registration of or with any governmental authority or any other person is required to be made or obtained by the Company in connection with (i) the execution and delivery of this Agreement by the Company or the performance by the Company of its obligations hereunder; or (ii)  the consummation of the transactions contemplated hereby and thereby.

4.7. Registration Statement; Financial Statements.

(a) The Company has filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-1 dated August 12, 2009, (such registration statement, as so amended, the “Registration Statement”). The Registration Statement complied at the time of filing in all material respects with all applicable requirements of the Act. The Registration Statement, including any financial statements or schedules included or incorporated by reference therein, did not when filed, does not at the Effective Date and will not (as it may be amended prior to Closing) at the Closing contain any untrue statement of a material fact or omit to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein not misleading. The Company has delivered to Investor true and complete copies of all comments received from the SEC with respect to the Registration Statement. The audited consolidated financial statements of the Company included in the Registration Statement  fairly present in all material respects, in conformity with United States generally accepted accounting principles applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and their consolidated results of operations and changes in financial position for the periods then ended.

(b) The Company has heretofore made, and hereafter will make, available to Investor a complete and correct copy of the Registration Statement and any amendments or modifications filed with the SEC.

4.8. Registration Rights. Except as disclosed in the Registration Statement, the Company has not granted or agreed to grant any person or entity any rights (including piggyback registration rights) to have any securities of the Company registered with the SEC or any other governmental authority that are senior to or in conflict with the rights granted to Investor under this agreement.

4.9. Interested Party Transactions. Except as disclosed in the Registration Statement, there are no material contracts, agreements or proposed transactions between the Company and any of its executive officers, directors or controlling stockholders, and to the Company’s knowledge, none of the Company’s directors or executive officers has a material interest in any material contract or business transaction involving the Company.

5. REPRESENTATIONS AND WARRANTIES OF INVESTOR. Each Investor represents and warrants to the Company, as of the Effective Date and as of the Closing, as follows:

5.1 Organization, Corporate Power. Each Investor is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated and has all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder.

5.2. Authorization. All corporate action on the part of each Investor necessary for the authorization, execution and delivery of, and the performance of all obligations of such Investor under this Agreement, and necessary for the consummation of the transactions contemplated hereby and thereby has been taken or will be taken by the Closing. The execution, delivery and performance by each Investor of this Agreement and the consummation of the transactions contemplated hereby and thereby will not conflict with or constitute or result in, with or without the passage of time or the giving of notice or both, either a violation, breach or default by such Investor of (i) any order of any government authority binding upon Investor or (ii) the certificate of incorporation or bylaws of Investor. This Agreement constitutes valid and binding obligations of each Investor enforceable against such Investor in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium, reorganization and similar laws affecting creditors’ rights generally and to general equitable principles.

5.3. Investigation; Economic Risk. Each Investor acknowledges that it has had an opportunity to discuss the business and affairs of the Company and its subsidiaries with its officers. Each Investor further acknowledges having had access to information about the Company that it has requested. Each Investor acknowledges that it has knowledge and experience in financial and business matters such that it is capable of evaluating the risks of the transactions contemplated by this Agreement and has the ability to bear the economic risks of holding the Shares for an indefinite period. The parties acknowledge and agree that nothing in this Section 5.3 shall limit or modify any representation or warranty of the Company in Section 4 hereof, or the right of Investor to rely thereon.

5.4. Accredited Investor. Investor is an “Accredited Investor” as defined in Rule 501 of Regulation D promulgated under the Act.

6. CONDITIONS TO INVESTOR’S OBLIGATIONS AT THE CLOSING. The obligation of Investor to purchase the Shares at the Closing is subject to the fulfillment on or prior to the Closing of the following conditions:

6.1 Representations and Warranties Correct.

The representations and warranties made by the Company in Section 4 hereof shall be true and correct as if made on and as of the Closing Date (or in the case of representations and warranties that expressly refer to a specific date, as of such specific date), except where the failure to be true and correct would not have or result in, individually or in the aggregate, a Material Adverse Effect.

6.2 Performance of Obligations. The Company shall have performed and complied in all material respects with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Company on or before the Closing.

6.3 Litigation. Except as disclosed in the Registration Statement, the Company shall have no outstanding material litigation (litigation in which the amount in dispute is in excess of $10,000.00 USD), shall not have declared bankruptcy nor be in default in any of its material contracts which were in place at the time of the signing of this Agreement. In the event that any of these circumstances occur after the signing of this Agreement, any remaining obligations of Investor due under this Agreement shall be deemed null and void.

6.4 Securities Laws. The offer and sale of the Shares to Investor pursuant to this Agreement shall comply with the registration requirements of the Act and the registration and/or qualification requirements of all applicable state securities laws.

7. CONDITIONS TO SELLER’S OBLIGATIONS AT THE CLOSING. The obligation of the Seller to effect the Closing under this Agreement is subject to the fulfillment on or prior to the Closing of the following conditions:

7.1. Representations and Warranties. The representations and warranties made by each Investor in Section 5 shall be true and correct as if made on and as of the Closing Date (or in the case of representations and warranties that expressly refer to a specific date, as of such specific date), in each case, except (other than with respect to the representations and warranties set forth in Sections 5.3 and 5.4, which must be true and correct in all respects) where the failure to be true and correct would not materially and adversely affect such Investor’s ability to perform its obligations under this Agreement.

7.2. Performance of Obligations. Each Investor shall have performed and complied in all material respects with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

7.3. Payment of Purchase Price. Each Investor shall have delivered to the Seller the purchase price in accordance with the provisions of Section 3.

8. MISCELLANEOUS

8.1. Governing Law. This Agreement shall be governed by and construed in accordance with the Nevada Revised Statutes as to matters within the scope thereof, and as to all other matters shall be governed and construed in accordance with the internal laws of the state of Nevada without regard to principles of conflicts of laws.

8.2. Survival. The representations, warranties, covenants and agreements made herein shall survive any investigation made by any party hereto and (other than the covenants contained in Section 6, which shall survive until terminated as provided in Section 6) until the first anniversary of the Closing.

8.3. Successors and Assigns; No Third Party Beneficiaries. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto. This Agreement and the rights and obligations therein may not be assigned by Investor without the written consent of the Seller except to a parent corporation, a subsidiary or affiliate of Investor. This Agreement and the rights and obligations therein may not be assigned by the Seller without the written consent of Investor. Nothing contained in this Agreement, express or implied, is intended to confer any rights, remedies or benefits upon any person or entity, other than the parties hereto or their respective successors and permitted assigns.

8.4. Entire Agreement. This Agreement, the schedules and exhibits hereto constitute the entire understanding and agreement between the parties with regard to the subjects hereof and thereof; provided, however, that nothing in this Agreement shall be deemed to terminate or supersede the provisions of any confidentiality and nondisclosure agreements executed by the parties hereto prior to the Effective Date, which agreements shall continue in full force and effect until terminated in accordance with their respective terms.

8.5. Notices. All notices, requests, waivers and other communications made pursuant to this Agreement shall be in writing and shall be conclusively deemed to have been duly given:

(a) when hand delivered to the other parties;

(b) when sent by facsimile if sent during normal business hours of the recipient with confirmation of sending to the fax number set forth below, or if sent outside normal business hours with confirmation of sending, then notice shall be deemed to have been duly given on the next business day;

(c) three (3) business days after deposit in the U.S. mail with first class or certified mail receipt requested postage prepaid and addressed to the other parties as set forth below; or

(d) the next business day after deposit with a national overnight delivery service, postage prepaid, addressed to the parties as set forth below with next-business-day delivery guaranteed, provided that the sending party receives a confirmation of delivery from the delivery service provider.

To Investor:

IME Capital
________________________
________________________
________________________

To Seller:

Vivakor, Inc.
2590 Holiday Road. Suite 100,
Coralville, IA 52241
(319) 625-2172

Each person making a communication hereunder by facsimile shall promptly confirm by telephone to the person to whom such communication was addressed each communication made by it by facsimile pursuant hereto but the absence of such confirmation shall not affect the validity of any such communication. A party may change or supplement the addresses given above, or designate additional addresses, for purposes of this Section 9.5 by giving the other parties written notice of the new address in the manner set forth above.

8.6. Amendments and Waivers. Any term of this Agreement may be amended only with the written consent of each party hereto.

8.7. Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party hereto, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of the non-breaching parties nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of any similar breach of default thereafter occurring; nor shall any waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party hereto of any breach of default under this Agreement or any waiver on the part of any party hereto of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, or by law or otherwise afforded to any party hereto shall be cumulative and not alternative.

8.8. Legal Fees. Each party hereto shall pay its own legal expenses in connection with the transactions contemplated by this Agreement.

8.9. Finder’s Fees. Each party represents and warrants to the other parties hereto that it has retained no finder or broker in connection with the transactions contemplated by this Agreement.

8.10. Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing or interpreting this Agreement.

8.11. Counterparts; Facsimile Signature. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. This Agreement may be executed by facsimile signature.

8.12. Severability. Should any provision of this Agreement be determined to be illegal or unenforceable, such determination shall not affect the validity or enforceability of any other provisions of this Agreement.

8.13. No Commitment for Additional Financing. The Seller acknowledges and agrees that Investor has not made any representation, undertaking, commitment or agreement to provide or assist the Company or any subsidiary in obtaining any financing, investment or other assistance, other than the purchase of the Shares as set forth herein and subject to the conditions set forth herein.

8.14. Required Filings; Cooperation. (a) The Seller and each Investor agree that they will use their reasonable best efforts to make all filings required to be made by them in order to complete the transactions contemplated under this; and (b) between the Effective Date and the Closing, each party hereto will (i) reasonably cooperate with the other party with respect to all filings that such other party elects to make or is required by applicable laws to make in connection with the transactions contemplated under this Agreement, and (ii) reasonably cooperate with the other parties, including, without limitation, taking all actions reasonably requested by such other parties, provided that if any party reasonably requests confidentiality restrictions with respect to the foregoing:
(a) the parties hereto will consult with each other with respect thereto; and

(b) if agreement is not reached with respect to such confidentiality restriction, the other party shall request confidential treatment with respect to the affected item; and

(c) if the confidential treatment request is not approved, then such other party shall be free to disclose the affected item as required by applicable law.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year herein above first written.

SELLER:

Vivakor, Inc.

By: /s/ Matt Nicosia

Name: Matt Nicosia
Title: Executive Chairman

INVESTOR:

IME Capital , LLC

By: /s/ Todd Smith
Name: Todd C. Smith
Title: Manager

EXHIBIT A

FORM OF PROMISSORY NOTE

EXHIBIT B

SCHEDULE OF EXCEPTIONS